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                                                                    EXHIBIT 99.1
NEWS             SIZZLER INTERNATIONAL, INC.
BULLETIN         6101 W. Centinela Ave., Suite 200
                 Culver City, CA 90230
                 (310) 568-0135
                 NYSE:  SZ

FROM:
[LOGO OF FRB]


FOR FURTHER INFORMATION:


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AT THE COMPANY:               AT THE FINANCIAL RELATIONS BOARD:
Steven Selcer                 Paul Goodson              Moira Conlon                  Marjorie Ornston

Vice President and CFO        General Information       Investor/Analyst Contact      Media Contact
(310) 568-0135                (310) 442-0599            (310) 442-0599                (310) 442-0599
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FOR IMMEDIATE RELEASE
                          Thursday, November 11, 1999

               SIZZLER BOARD OF DIRECTORS AUTHORIZES REPURCHASE
                  OF UP TO 1.5 MILLION SHARES OF COMMON STOCK
                            ----------------------
 Repurchase program latest measure taken to enhance long-term shareholder value

CULVER CITY, CA--November 11, 1999--Sizzler International, Inc. (NYSE: SZ) today announced that its Board of Directors has authorized the repurchase of up to 1.5 million shares of Sizzler common stock.

The Company expects that the repurchase program will be conducted from time to time on the open market or in negotiated transactions, depending upon market conditions, applicable securities regulations and other factors. Sizzler has approximately 28 million shares of common stock outstanding.

 "We believe our stock price does not adequately reflect the full value of our current business, nor the strong growth we are already beginning to create with our new strategic direction," said President and Chief Executive Officer Charles Boppell. "We have begun the execution of our strategic plan, which includes an aggressive series of steps to
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enhance Sizzler's financial and operating performance. The first of these -
improvements in the quality of our meats and new cooking methods and seasonings
- is already being rolled out. Our store remodeling program has just begun, and should begin providing results early next year. Our sale/lease back and other related transactions are underway. Through these transactions, we anticipate repatriating approximately $40 million of cash that we will use to implement several key aspects of our strategic plan. As we have recently discussed, we are continuing to evaluate potential acquisitions that could be accretive to earnings within two or three years. Finally, we have nearly completed our new management team, which has strong experience in the restaurant industry and is incentivised to boost value for our shareholders."

Steven Selcer, newly appointed Vice President and Chief Financial Officer, added: "We believe that underlying business and market fundamentals currently support a share repurchase initiative. Sizzler's stock, like that of many other small-cap companies, has not kept pace with the appreciation in value of the broader market. Furthermore, our stock remains undervalued relative to our restaurant industry peers. We believe that the improvements we have already made, together with our efforts detailed in our strategic plan to promote Sizzler's long-term growth -- in combination with the repurchase of shares -- will significantly enhance shareholder value."

About Sizzler

Sizzler International, Inc. operates, franchises or joint ventures 347 Sizzler restaurants worldwide, in addition to the 101 KFC restaurants in Queensland, Australia.

Certain statements contained in this document may be deemed to be forward-looking statements under federal securities laws, and Sizzler intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to (i) Sizzler's ability to continue producing growth in its sales and earnings; (ii) Sizzler's ability to successfully implement all of the elements of its strategic plan; (iii) Sizzler's ability to complete an acquisition; (iv) consumer response to the changes being implemented by Sizzler at the restaurant level; and (v) the completion of certain sale-leaseback and other financing transactions. Sizzler cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) exchange rate fluctuations and other financial market changes that could affect Sizzler's revenues and earnings; (b) the failure of Sizzler's newly remodeled stores and/or new food offerings to offer a commercially acceptable dining experience; (c) the failure of Sizzler's management to identify and complete an acquisition that meets the company's criteria, (d) other risks as detailed from time to time in Sizzler's SEC reports, including Quarterly Reports on Form 10Q, Current Reports on Form 8-K, and Annual Reports on Form 10-K; and
(e) lack of or weakness in demand for Australian commercial properties and other factors adversely affecting Sizzler's ability to successfully complete a sale-leaseback.

For more information on Sizzler International, Inc. via facsimile at no cost, simply call 1-800-PRO-INFO and dial client code "SZ."